            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7 , 1996
               REGISTRATION NO.____________________________________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT

 (Including registration of shares for resale by means of a Form S-3 Prospectus)
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          OPENVISION TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                94-3161663
    (State of Incorporation)         (I.R.S. Employer Identification Number)

                       7133 KOLL CENTER PARKWAY, SUITE 200
                              PLEASANTON, CA 94566
                    (Address of principal executive offices)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            1996 DIRECTOR OPTION PLAN
                                 1992 STOCK PLAN
                            (Full title of the plan)

                                MICHAEL S. FIELDS
                              CHAIRMAN OF THE BOARD
                          OPENVISION TECHNOLOGIES, INC.
                            7133 KOLL CENTER PARKWAY
                              PLEASANTON, CA 94566
                                 (510) 426-6400
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                              BARRY E. TAYLOR, ESQ.
                            DONNA M. PETKANICS, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                               PROPOSED              PROPOSED
                                                                                MAXIMUM              MAXIMUM             AMOUNT OF
                TITLE OF SECURITIES                     AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
                  TO BE REGISTERED                       REGISTERED            PER SHARE          OFFERING PRICE            FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
   -  To be issued under the 1996 Employee Stock           300,000 shares     $   11.90(1)        $  3,570,000(1)          $  1,231
      Purchase Plan
   -  To be issued under the 1996 Director Option Plan     250,000 shares     $   14.00(2)        $  3,500,000(2)          $  1,207
   -  Issued under the 1992 Stock Plan                     784,977 shares     $   14.00(2)        $ 10,989,678(2)          $  3,790
   -  To be issued under the 1992 Stock Plan             2,909,870 shares     $    9.50(3)        $ 27,643,765(3)          $  9,532
         TOTAL                                           4,244,847 SHARES                         $ 45,703,443             $ 15,760
===================================================================================================================================

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the Price to Public set forth on the cover page of the Company's Prospectus dated May 7, 1996 relating to its initial public offering, $14.00 per share (the "MARKET PRICE").

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee on the basis of the Market Price.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price of $9.50 per share represents the weighted average exercise price based on (a) the weighted average exercise price of the 1,065,594 shares subject to options currently outstanding under the 1992 Stock Plan of $1.72 per share, and (b) as to the 1,844,276 shares subject to future issuance under the 1992 Stock Plan, the Market Price.

PROSPECTUS

                          OPENVISION TECHNOLOGIES, INC.

                                 784,977 Shares

                                  Common Stock

                     --------------------------------------

         This Prospectus relates to 784,977 shares of the Common Stock (the "COMMON STOCK") of OpenVision Technologies, Inc. (the "COMPANY"), which may be offered from time to time by Selling Stockholders (the "SELLING STOCKHOLDERS") for their own accounts. It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds from sales made hereunder. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering and not borne by the Selling Stockholders will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                     --------------------------------------

         Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock is traded on the Nasdaq National Market (Nasdaq
Symbol: OPVN). The Company's Common Stock was initially sold to the public at a price of $14.00 per share on May 7, 1996.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                     --------------------------------------

                   The date of this Prospectus is May 7, 1996

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Jay Jones, General Counsel, OpenVision Technologies, Inc., 7133 Koll Center Parkway, Pleasanton, California, 94566. The Company's telephone number at that location is (510) 426-6400.

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is traded on the Nasdaq National Market. The foregoing materials should also be available for inspection at the National Association of Securities Dealers, Inc., 1735 K. Street N.W., Washington, D.C. 20006.

         This prospectus contains information concerning the Company and the sale of its Common Stock by the Selling Stockholders, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                   THE COMPANY

         The Company was incorporated in June 1992 and has acquired a significant part of its technology through ten acquisitions of companies, division of companies or products, all of which were completed prior to July 31, 1993. The Company's headquarters are located at 7133 Koll Center Parkway, Pleasanton, California 94566, and its telephone number is (510) 426-6400.

                              SELLING STOCKHOLDERS

         None of the Selling Stockholders is an executive officer or director of the Company. The Selling Stockholders do not beneficially own, individually or in the aggregate, more than 1% of the outstanding Common Stock of the Company prior to this offering. The following table shows the names of the Selling Stockholders and the number of shares of Common Stock to be sold by them pursuant to this Prospectus:

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
ABBATE, ROBERT                                                  625
ABBOTT, MARCIA L.                                             1,771
ACTON-ZINGALE, VALERIE                                          219
AKMAN, BENJAMIN                                               1,875
ALBERTOLLE, STEPHEN J.                                        2,708
ALDRIDGE, DEBORAH J.                                          1,326
ALDRIDGE, STEVEN B.                                          13,365
ALI, SALAHU S.                                                  133
ANANTHAKRISHNAN, RAVI                                           125
ANASTASI, RICHARD J.                                          1,193
ANDERSEN, KARL E.                                               833
ANDERSON, ALAN K.                                            43,750
ANDERSON, CINDY A.                                               94
ARMSTRONG, DAVID F.                                          25,376
AYAT, IBRAHAM NAIM                                              885
BAER, GARRY R.                                                1,354
BARBER, PETER                                                   146
BARNARD, TIMOTHY S.                                             656
BAYLOR, BARBARA                                                 781
BEARDSLEY, JOAN C.                                            2,877
BECKER, JR., PAUL H.                                            417
BERNARDI, JOHN                                                1,354
BOCCANFUSO, ANTHONY J.                                        4,375
BOFFEY, JONATHAN                                              7,011
BOLT, THOMAS (RORY)                                           1,354
BRADFORD, CAMPBELL                                              750
BRADLEY, M. HELEN                                            25,000

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
BRAY, TALI                                                       68
BRETON, BRIAN J.                                              2,271
BROWN, REBEL                                                  4,167
BUCK, LAWRENCE H.                                               281
CAITO, JOHN P.                                                  369
CARIGNAN, CLAUDE                                                599
CARUSO, DAVID T.                                                135
CASSIDY, RICHARD S.                                           4,855
CHADWICK, JOHN R.                                             1,224
CHEKURI, CHAKRADHAR                                             677
CHEW, SANDRA A.                                                 229
CHRISTMAN, R. DAVID                                             313
CHU, JIA-BAO                                                    167
COCHRAN, JERRY W.                                               990
COHN, AMY                                                       938
COLMAN, STEVE                                                17,817
COOK, CHARLOTTE                                                 625
COOKE, GEOFF R.                                                 365
COUTURIER, RUSSELL                                            3,542
CRIBBIN, MARGARET                                               331
CROOKER, ASHLEY                                               1,140
CUTTER, MELISA A.                                               317
D'AMICO, LEONARD                                                677
DANIEL, NITZA                                                   208
DAVIS, DONALD T.                                                500
DAWSON, EVA E.                                                   78
DAWSON, TRICIA N.                                                83
DE ANGELIS, MARIO                                               599
DIAMOND, MARK P.                                              1,598
DOHERTY, GAIL S.                                              7,880
DOWNEY, JOHN M.                                               4,386
DUDLEY, DAVID G.                                                880
DUFFY, JAMES R.                                                 133
DUNNE, PHILLIP W.                                               140
DWYER, VALERIE                                                  219
ELLIOTT, ANNIE B.                                                99
EVANS, TONY                                                     177
FANNON, MARK                                                  1,406
FARLEY, BETTY                                                   109

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
FELDMAN, GARY                                                 1,354
FEY, KENNETH                                                  2,125
FIELDS, MICHELLE                                              1,125
FISCHBEIN, MICHAEL S.                                           354
FOOTE, SCOTT D.                                               3,750
FOOTE, STEVEN D.                                             11,414
FULLERTON, STEPHEN D.                                         2,598
GARABED, JOSEPH T.                                            2,656
GARRITY, THOMAS J.                                            1,661
GEER, JR., DANIEL E.                                         43,999
GOLIN, ERIC                                                     625
GOSSELS, JONATHAN G.                                          4,688
GRANGER, NATHALIE                                               229
GRECO, PIETRO                                                 1,198
GRIER, JAMES R.                                               2,417
GRIMMOND, PETER                                                 844
GRZANOWSKI, KATHLEEN A.                                       1,563
HALL, SALLY                                                   1,579
HANAFEE, DAVID J.                                               625
HARRIS, THERESA                                                  83
HILBRICH, ELLEN                                               5,469
HILTON, NANCY                                                25,683
HOBAN, RALEIGH ANN                                              870
HOROWITZ, MARC                                                4,833
ISHII, KENNETH                                                  864
JACOBS, JEANNE C.                                             1,484
JASPAN, BARRY                                                 5,037
JENNINGS, DONALD J.                                             559
JOHNSON, BRAD C.                                                938
JONES, PETER                                                 25,000
JONES, TIMOTHY B.                                            13,417
KAMENS, JONATHAN I.                                           5,750
KASSEM, OMAR                                                     94
KASSEM, OMAR                                                     47
KENDALL, LESLIE R.                                              438
KOGAN, ILYA                                                     281
KREYSAR, RICHARD D.                                          32,031
KROGUE, MARLO AND ANDREA JILL                                 1,320
LANUM, ASA                                                    4,000

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
LAROCCA, LISA                                                    63
LAWRENCE, BARRY                                                 219
LAWTHERS, PETER                                                 625
LEBOVITZ, GREGG                                               1,913
LECHNER, MIKEL C.                                               365
LEE, ALEXANDRA                                                  313
LEMAY, PIERRE                                                   599
LINN, JOHN                                                    2,782
LIRA, JUAN                                                      292
LITTELL, ROBERT W.                                            1,172
LOCKHART, ANDREW                                              2,479
LOCOCO, S. THOMAS                                             1,328
LONG, ANTOINETTE                                                 94
LUBARR, JOSH                                                    957
MAGOME, KAY                                                     156
MAHONEY, TERENCE                                              1,250
MARCUS, EVAN L.                                                 313
MARRA, JOHN B.                                                  469
MARSHALL, DAVID                                                 250
MARTINEZ, SABIANO B.                                            365
MARTYN, SONIA                                                   303
MATTOS, STEVEN H.                                             1,563
MAZZARELLA, PAUL                                                677
MCCLAIN, FRED                                                 7,312
MCCULLAR, STEVEN J.                                             292
MCDERMOTT, ELLEN M.                                             582
MENDELSON MORRIS, LESLIE                                        200
MEYERS, BETH J.                                                 156
MILLER, GRETCHEN A.                                           1,630
MOGHTANEI, ABBAS                                                125
MOORE, LORRAINE A.                                            7,813
MUENKEL, BRIAN J.                                               880
MURPHY, III, PRESCOTT V.                                        407
NGUYEN, VY T.                                                   188
NOBLE, KENNETH H.                                               818
NONNEMACHER, STEVEN F.                                        7,589
O'BRIEN, JANE S.                                                 99
O'BRIEN, RENEE M.                                                89
O'MEARA, PATRICIA                                                68

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
PANSCH, DOUGLAS                                               3,500
PARKER, BRUCE D.                                              1,189
PHO, TIEN T.                                                    248
PITONAK, NEAL P.                                                203
PONS, JACQUELINE D.                                             101
POULIN, MARCUS                                                  250
PRICE, JEFFREY                                                  174
PRIEVE, ROBERT J.                                             1,500
PURCELL, MICHAEL J.                                             308
QUIGGLE, AARON                                                1,064
QUIGGLE, PAUL                                                 1,064
RAUEN, CHRISTOPHER A.                                         1,091
RICH, DOUGLAS J.                                              2,384
RICHARDSON, KYLE LUCERO                                         446
RIGGINS, M. CHRIS                                             1,112
RILEY, STEPHEN D.                                                94
RIOPEL, GREGORY J.                                              128
RIOPEL, ROBERT J.                                            48,438
RIVET, JEAN-FRANCOIS                                            599
ROCHLIS, JON A.                                               3,723
ROMAN, DENNIS M.                                              1,667
ROWLEY, ELIZABETH LEE                                            53
SANTOS, DAVID                                                   599
SAUER, BARBARA E.                                               188
SCHALLOP, ALAN                                               11,875
SCHECKLA, WADE W.                                               234
SCHERM, III, ALBERT E.                                        4,792
SCHOBER, STEFAN M.                                            1,277
SCHWARTZMAN, MICHAEL                                            594
SCOTT, DAVID M.                                                 885
SHANZER, MICHAEL S.                                             969
SHARP, LAWRENCE E.                                           17,188
SHORT, ANNMARIE R.                                              833
SIANO, ROSE                                                     198
SIMONSON, LILY                                                1,064
SIMONSON, MARCIA                                              1,063
SIMONSON, SARAH                                               1,064
SKOLNICK, ALEC & EMILY                                          930
SKOLNICK, ELLEN                                               1,063

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
SKOLNICK, GIANCARLO                                           1,064
SKOLNICK, JOSHUA                                              1,064
SKOLNICK, MARK                                                9,516
SKUSE, RICHARD N.                                             3,500
SMITH, DAVE L.                                                  938
SMITH, EARL                                                     188
SPARACO, ANGELA                                                 134
SPOON, JENNIFER                                               7,306
STEINER KLEIN, JENNIFER                                         406
STEVENS, CRAIG                                               36,380
STIEGER, FRANCOIS                                            25,000
STOCKMAN, CHERYL                                              1,948
STONER, TRACY L.                                                178
STRAUS, DAVID                                                15,625
SULLIVAN, SCOTT A.                                              885
SUTTER, LOUISE GUILLOTTE                                        404
SWEENEY, JEANNE                                                 938
TAYCHAKHOONAVUDH, NEERHACHA                                   1,000
TAYLOR WINFIELD CORPORATION                                  10,000
THOMAS, JANU I.                                               1,792
TRAWICK, ANDRE                                                1,095
TRIMBLE, DARRYL P.                                           27,188
TRINER, BRUCE                                                 1,250
TROJAN, RANDY L.                                                625
TURNER-BAKER, BETTY                                              89
VANHAREN, CHRIS                                               1,787
VITALE, VICTORIA                                              1,094
VOGEL, WILLIAM R.                                             1,979
VORUGANTI, KAMALAKAR                                          1,119
WALD, RANDY D.                                                1,979
WALDRON, DAVID L.                                               167
WALENTA, CHARLES                                                125
WILLIAMS, AILEANE J.                                            101
WOOD, JEREMY                                                  2,552
WOOD, SLOAN D.                                                  313
WOODWARD, MARY C.                                             1,563
YERKES, CHARLES J.                                              203
ZARROW, ROBERT                                                  938

NAME                                                  NO. OF SHARES
- -------------------------------------------------------------------
ZOLOT, KENNETH C.                                            47,650

TOTAL                                                       784,977

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing in the public market at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

         Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                            SECURITIES TO BE OFFERED

         The Shares offered hereby are shares of Common Stock, $.001 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders, a pro rata share of such dividends as may be declared on the Common Stock and a pro rata share of assets remaining available for distribution to stockholders upon a liquidation of the Company. Such Common Stock is not convertible and has no preemptive rights. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article IX of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

         Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated May 6, 1996, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or otherwise that arise out of any untrue statement or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.

                      INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission:

         (1) The Company's Registration Statement on Form S-1 (file no. 333-1724) under the Securities Act, in the form declared effective on May 6, 1996, including the Prospectus dated May 7, 1996 as filed by the Company pursuant to Rule 424(b) on May 7, 1996.

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 26, 1996 pursuant to
Section 12(g) of the Exchange Act and declared effective May 6, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                     REGISTRATION STATEMENT ON FORM S-8/S-3

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission by OpenVision Technologies, Inc. (the "COMPANY") are hereby incorporated by reference in this Registration Statement:

         (1) The Company's Registration Statement on Form S-1 (file no. 333-1724) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the form declared effective on May 6, 1996 including the Prospectus dated May 7, 1996 as filed by the Company pursuant to Rule 424(b) on May 7, 1996.

         (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 26, 1996 pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and declared effective May 6, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby, when offered and sold in accordance with the related plans and agreements, will be duly and validly issued, fully paid and nonassessable. A member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially owns 5,000 shares of the Company's Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

         Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

         Pursuant to that certain Underwriting Agreement among the Company and the underwriters of the Company's initial public offering dated May 6, 1996, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, or otherwise that arise out of any untrue statement or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The issuance of the shares being offered by the Form S-3 resale prospectus were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act.

ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                                       DESCRIPTION
     -------      -----------------------------------------------------------------------------------
        4.1*      1996 Employee Stock Purchase Plan with form of Subscription Agreement.

        4.2*      1996 Director Option Plan with forms of agreements used thereunder.

        4.3*      1992 Stock Option Plan with forms of agreements used thereunder.

        5.1       Opinion of counsel as to legality of original issuance securities being registered.

       23.1       Consent of counsel (contained in Exhibit 5.1).

       23.2       Consent of Ernst & Young LLP (see page II-7).

       24.1       Power of Attorney (see page II-5).

- ---------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-1724), as amended, declared effective on May 6, 1996.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 6th day of May, 1996.

                                            OPENVISION TECHNOLOGIES, INC.



                                            By:      /s/ Michael S. Fields
                                                  -----------------------------
                                                  Michael S. Fields
                                                  Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael S. Fields, Geoffrey W. Squire and Jay A. Jones, and each of them acting individ ually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8/S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 6th day of May, 1996 by the following persons in the capacities indicated:

                     SIGNATURE                                                           TITLE
- --------------------------------------------                  -----------------------------------------------------


         /s/ Michael S. Fields                                Chairman of the Board
- --------------------------------------------
(Michael S. Fields)

         /s/ Geoffrey W. Squire                               Chief Executive Officer (Principal Executive
- --------------------------------------------
(Geoffrey W. Squire)                                          Officer)

         /s/ Kenneth E. Lonchar                               Chief Financial Officer (Principal Financial Officer
- --------------------------------------------
(Kenneth E. Lonchar)                                          and Principal Accounting Officer)

         /s/ Thomas J. Connors                                Director
- --------------------------------------------
(Thomas J. Connors)

         /s/ Stewart K.P. Gross                               Director
- --------------------------------------------
(Stewart K.P. Gross)

         /s/ William H. Janeway                               Director
- --------------------------------------------
(William H. Janeway)

                                                              Director
- --------------------------------------------
(Jeanne Wohlers)

                                                                    EXHIBIT 23.2

               CONSENT OF ERNTS & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8/S-3) and related Prospectus pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director Option Plan and 1992 Stock Plan of OpenVision Technologies, Inc. of our report dated February 23, 1996 with respect to the consolidated financial statements and schedule of OpenVision Technologies, Inc. incorporated by reference in its Registration Statement (Form S-1 No. 333-1724) filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP



San Jose, California
May 7, 1996

                          OPENVISION TECHNOLOGIES, INC.

                     REGISTRATION STATEMENT ON FORM S-8/S-3

                                INDEX TO EXHIBITS

                                                                                                   Sequentially
     Exhibit                                                                                         Numbered
     Number                                     Description                                            Page
     -------       -----------------------------------------------------------------------         ------------
      4.1*         1996 Employee Stock Purchase Plan with form of Subscription
                   Agreement..............................................................

      4.2*         1996 Director Option Plan with forms of agreements used
                   thereunder.............................................................

      4.3*         1992 Stock Plan with forms of agreements used thereunder...............

       5.1         Opinion of counsel as to legality of original isuance securities being registered.......................................................

      23.1         Consent of counsel (contained in Exhibit 5.1) .........................

      23.2         Consent of Ernst & Young LLP (see page II-7)...........................

      24.1         Power of Attorney (see page II-5) .....................................

- ---------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-1724), as amended, declared effective on May 6, 1996.